Exhibit 10.8

Licence Deed

Macquarie Infrastructure Income Opportunities Fund

LICENCE DEED

DATE : February 17, 2026

PARTIES

Macquarie Group Services Australia Pty Ltd having its registered office at 1 Elizabeth Street, Sydney NSW 2000 Australia (“Licensor”)

Macquarie Infrastructure Income Opportunities Fund, a Delaware statutory trust, having its principal place of business at 660 Fifth Avenue, New York, NY 10103 (“Licensee” or “Fund”)

RECITALS

A.	The Licensor is authorised by Macquarie to license the Trade Marks.

B.	The Licensor wishes to grant to the Licensee a licence to use the Trade Marks upon the terms and conditions set out in this deed.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

In this deed, including the recitals, unless the context otherwise requires:

“Activities” means financial services activities

“Business Day” means any day not being a Saturday or Sunday when trading banks are open for business in the city of Sydney, Australia;

“Macquarie” means Macquarie Group Limited ABN 94 122 169 279 of 1 Elizabeth Street, Sydney, NSW 2000;

“Trade Marks” means the trade mark applications and registrations set out in Annexure “A”;

“Term” means the term of this Deed specified in clause 6.1.

“Territory” means the countries set out in Annexure “A”;

“Trade Mark Use Style Guide” means the document set out in Annexure “B”.

1.2	Rules for interpreting this deed

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this deed, except where the context makes it clear that a rule is not intended to apply:

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this deed or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word “agreement” includes an undertaking or other binding arrangement or understanding, whether or not in writing.

1.3	Business Days

If the day on or by which a person must do something under this document is not a Business Day:

(a)	if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(b)	in any other case, the person must do it on or by the previous Business Day.

2	LICENCE

2.1	Licence to use Trade Marks

Subject to the terms and conditions of this deed, the Licensor grants to the Licensee, and the Licensee accepts, a non-exclusive and revocable licence to use and reproduce the Trade Marks in relation to the Activities in the Territory during the Term.

2.2	Use of Trade Marks in registered names

Subject to the terms and conditions of this deed, the Licensor grants and the Licensee accepts a non-exclusive and revocable licence to use the Trade Marks in its name.

3.3	Limitations on Licence

The Licensee acknowledges and agrees that with the exception of what is permitted by the licence granted in clause 2.2, the licence granted in clause 2.1 is a licence to use the Trade Marks, in their entirety and without alteration of any kind including the addition or deletion of words. The Licensee further acknowledges and agrees that, except to the extent that the Licensee has the right to use the Trade Marks under the terms and conditions of this clause 2, Macquarie has the exclusive right to use the Trade Marks either alone or in combination with any other words in the Territory or elsewhere.

4.	NO RIGHT TO SUB-LICENSE

The Licensee may not grant sublicences in respect of the rights granted to it under this Deed, other than to use the Trade Marks in its names, such licence to be granted on the same terms as this Deed and approved in advance in writing by the Licensor.

5.	OWNERSHIP AND MAINTENANCE OF TRADE MARKS

5.1	Licensee’s Undertakings

During the term of this deed, the Licensee acknowledges and agrees:

(a)	that the Licensee will comply with all reasonable directions, instructions and specifications given by the Licensor from time to time regarding the representation of the Trade Marks and the manner of their use;

(b)	that the Licensee will not acquire or claim any title to the Trade Marks or the goodwill attaching to the Trade Marks by virtue of the rights granted to it under this deed or through its use of the Trade Marks either before, on or after the date of this deed, it being the intention of the parties that all use of the Trade Marks by the Licensee will at all times enure to the benefit of Macquarie;

(c)	to execute all documents necessary to ensure that Macquarie retains the legal and beneficial interest in and to the Trade Marks and goodwill attaching to the Trade Marks at any time whether during or after the term of this deed;

(d)	not to use the Trade Marks in a manner which damages or is likely to damage the goodwill attaching to the Trade Marks or the reputation of the Licensor or Macquarie;

(e)	subject to clause 2.2, not to register or attempt to register the Trade Marks or any trade mark, business name, domain name, design, emblem, visual representation or slogan that contains or is similar to the Trade Marks;

(f)	not to use the Trade Marks otherwise than as permitted by this deed;

(g)	not to use any mark or name which is substantially identical with or deceptively similar to any Trade Mark without the prior approval of the Licensor;

(h)	to comply with the terms of this deed;

(i)	not to use the Trade Marks in such a way as to breach any law or regulation; and

(j)	not to register the licence granted hereunder in any trade mark register without the prior approval of the Licensor.

5.2	Macquarie’s exclusive rights to the Trade Marks

The Licensee recognises the exclusive right of Macquarie to take any and all measures necessary or appropriate to protect and maintain the registration of the Trade Marks and the Licensee will not at any time do any act or fail to carry out any reasonable act which action or failure may prejudice Macquarie’s legal and beneficial interest in the Trade Marks.

5.3	Infringement

The Licensee will notify the Licensor in writing as soon as the Licensee becomes aware of:

(a)	any act or suspected or threatened act of infringement, passing off or unfair competition in relation to the Trade Marks;

(b)	any challenge to any Trade Marks or any goodwill associated with the Trade Marks; and

(c)	any allegation or complaint by a third party in relation to the use or intended use of the Trade Marks.

5.4	Conduct of proceedings

(a)	Macquarie and/or the Licensor will have the conduct of all proceedings relating to the Trade Marks, but neither Macquarie nor the Licensor is under any obligation either to defend any action or proceedings in relation to the Trade Marks or take proceedings for infringement or passing off of the Trade Marks.

(b)	If Macquarie or the Licensor in their absolute discretion take or defend any proceedings relating to the Trade Marks, the Licensee must provide reasonable co-operation as required by Macquarie or the Licensor in relation to those proceedings. The Licensee will bear any reasonable costs and expenses it incurs in giving that cooperation. If Macquarie or the Licensor in their absolute discretion does not defend any proceedings relating to the Trade Marks, they will provide reasonable co-operation, at their expense, to the Licensee in relation to any such proceedings brought against the Licensee.

(c)	Macquarie will be entitled to all damages recovered in any proceedings brought against any third party in relation to the Trade Marks.

(d)	The Licensee must, if requested by the Licensor or Macquarie, cease using the Trade Marks if any third party infringement claim is bought against the Licensee in relation to the use of the Trade Marks under the terms of this Licence.

5.5	Authorised User Rights

Subject to this deed, the Licensee will not have the rights specified in section 26 of the Trade Marks Act 1995 (Cth) in respect of the Trade Marks or any similar right under any other law applicable (which rights are hereby excluded to the fullest extent permissible by law) anywhere in the world.

6.	QUALITY CONTROL

6.1	Style Guide

The Licensee must strictly comply with the rules for using the Trade Marks set out in the Trade Mark Use Style Guide.

6.2	Samples

If requested by Macquarie or the Licensor the Licensee must submit to the Licensor for approval samples of all materials or documentation in respect of which it intends to use any of the Trade Marks.

6.3	Approval does not excuse non-compliance

Compliance with the Trade mark Use Style Guide and/or approval by Licensor of a sample under clause 5.2 (“Samples”) does not excuse the Licensee from complying with the other requirements of this agreement, including the requirements under clause 5.4 (“Standards”).

6.4	Standards

The Licensee must ensure that all Activities in respect of which the Licensee use a Trade Mark and all material or documentation relating to those Activities or on which a Trade Mark appears:

(a)	are of a high standard generally;

(b)	are consistent with the current Trade Mark Use Style Guide;

(c)	are consistent with the samples approved by Licensor under clause 5.2 (“Samples”); and

(d)	comply with all applicable laws.

6.5	Current Standards

The Licensor, Macquarie or its duly authorised representative shall have the right to make such inspections, including at the Licensee’s premises or any other location where the Trade Marks are used, at reasonable times and upon reasonable notice during normal business hours, for the purpose of verifying Licensee’s compliance with the terms hereof and the use of the Licensed Marks, including by evaluating the goods and services in association with which the Trade Marks are used, for the purposes of determining whether the standards of quality are being maintained.

6.6	Display Requirements

The Licensee agrees to display on any materials displaying the Trade Marks, the following trade-mark notice “Trade mark used under licence from Macquarie Group Limited”, or any other notice as Licensor may determine to be appropriate from time to time in its sole discretion. In the event that it is not feasible or practical to display such trade mark notice on materials, then Licensee shall use its best efforts to use the Trade Marks and the trade mark notice in association with the goods and services in another manner that provides adequate notice of the ownership of the Trade Marks and the fact that such use is use under licence.

6.7	Withdrawal of Activities or other material

(a)	Where in the reasonable opinion of Licensor or Macquarie

(i)	any material or documentation bearing the Trade Marks; or

(ii)	the Activities in respect of which the Trade Marks are used by Licensee do not comply with the requirements of this clause 5 the Licensor or Macquarie may send a notice to that effect.

(b)	On receiving a notice from the Licensor or Macquarie under paragraph (a), the Licensee must immediately:

(i)	cease distributing or supplying, and to the extent reasonably practicable, recall, any material or documentation; and/or

(ii)	cease using the Trade Marks in relation to the Activity complained of by the Licensor or Macquarie.

7.	TERMINATION

7.1	Term

This deed will commence on the date of this deed and will continue until terminated in accordance with the provisions of this deed.

7.2	Termination

The Licensor can terminate the licence granted in clause 2:

(a)	for convenience by giving 28 Business Days’ written notice to the Licensee;

(b)	immediately by giving written notice to the Licensee if the Licensor is no longer authorised by Macquarie to license the Trade Marks;

(c)	for any breach of this Deed that remains unremedied for 5 Business Days or longer after the Licensee receives written notice from the Licensor; or

(d)	immediately if the Licensee becomes insolvent.

(“Notice of Termination”).

7.3	Date of termination

The licence granted under clause 2 will terminate on and from the day stipulated in the Notice of Termination (“Termination Date”).

7.4	Termination after cancellation

This deed will automatically terminate if all of the Trade Marks lapse or are otherwise cancelled or removed.

8.	CONSEQUENCES OF TERMINATION

8.1	Name Change

Immediately upon receipt of Notice of Termination, the Licensee must do everything necessary to ensure that upon the Termination Date it changes its name to name which do not include the word “Macquarie” or any deceptively similar or substantially identical word.

8.2	Cessation of Use – Trade Marks

On and from the Termination Date:

(a)	all rights granted to the Licensee in respect of the Trade Marks will immediately terminate;

(b)	the Licensee must immediately cease to:

(i)	any further use of;

(ii)	reproduce; or

(iii)	exploit in any way,

the Trade Marks or any mark or representation substantially identical with or deceptively similar to the Trade Marks and must not represent that it has any association with the Licensor or Macquarie; and

(c)	the Licensee must dispose in such manner as the Licensor may reasonably direct, of any corporate stationery, price lists, advertising materials, manuals, packaging or other materials in its possession, power or control that bear or otherwise use the Trade Marks.

8.3	Survival of Accrued Rights

The termination of this deed will be without prejudice to any accrued rights and/or remedies of the Licensor as at the Termination Date. In particular, but without limiting the generality of the foregoing, clause 9 of this deed survives termination.

9.	VARIATION OR SUBSTITUTION OF TRADE MARKS

9.1	Removal, addition or variation of Trade Marks

At any time during the Term the Licensor may remove, add to or vary the Trade Marks licensed to the Licensee under this deed by notice in writing to the Licensee.

9.2	New Trade Marks

Where the Licensor gives notice of any additional trade marks in accordance with clause 8.1, the parties agree that the terms of this deed will apply to those trade marks as if they were Trade Marks for the purpose of this Deed.

9.3	Removal of Trade Marks

Where the Licensor gives notice of the removal or variation of any Trade Marks in accordance with clause 8.1, Licensee must ensure that it changes all documentation and other materials to effect such a change as soon as reasonably practicable, provided that it may run down its existing stock of documentation and other materials.

10.	WARRANTIES AND INDEMNITIES

10.1	No warranty

Neither Macquarie nor the Licensor warrant that the Trade Marks do not infringe the intellectual property or other rights of any other person.

10.2	Indemnity

The Licensee indemnifies Macquarie and the Licensor against any claims, liabilities, loss, damage, cost and expense (including legal fees) suffered or incurred in connection with the use after the date of this deed by the Licensee of the Trade Marks, including use of the Trade Marks outside of the Territory and / or in relation to defective services or products.

10.3	Limited Recourse

(a)	The Licensee enters into this deed only in its capacity and in no other capacity. A liability incurred by the Licensee arising under or in connection with this deed is limited to and can be enforced against the Licensee only to the extent to which it can be satisfied out of its assets.

(b)	The provisions of this clause 9.3 limiting the Licensee’s liability will not apply to any obligation or liability of the Licensee to the extent that it is not satisfied because under this deed or by operation of law there is a reduction in the extent of the Licensee’s indemnification out of its assets, as a result of the Licensee’s wilful default, fraud or negligence.

11.	ASSIGNMENT

The rights and obligations of the Licensee under this deed may not be assigned, or transferred, or otherwise disposed of in whole or in part in any way without the consent of the Licensor.

12.	Reserved

13.	NOTICES

13.1	Method of giving notices

A notice, consent, approval or other communication required or permitted to be given by one party to the other under this agreement must be in writing, in English, signed by or on behalf of the person giving it, addressed to the person to whom it is given and:

(a)	delivered to that party’s address; or

(b)	transmitted by facsimile to that party’s address.

13.2	Time of receipt

A notice given to a party in accordance with this clause 12 is treated as having been given and received:

(c)	delivered to a party’s address, on the day of delivery if a Business Day, otherwise on the next Business Day; or

(d)	if transmitted by facsimile to a party’s address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next Business Day.

13.3	Address of parties

For the purposes of this clause 12, the address of a party is the address set out below or another address of which that party may from time to time give notice to each other party:

Licensor:	Macquarie Group Services Australia Pty Ltd
Attention:	Amelia Newswan, Group Legal and Governance
Address:	c/- Macquarie Group
1 Elizabeth Street,
Sydney NSW 2000 Australia

Licensee:	Macquarie Infrastructure Income Opportunities Fund
Attention:	Harlan Cherniak
Address:	660 Fifth Avenue, New York, NY 10103

14.	GENERAL

14.1	Governing Law and jurisdiction for resolution of disputes

(a)	This document is governed by the law in force in New South Wales, Australia.

(b)	Any dispute arising out of or in connection with this Deed, including any question regarding its existence, validity or termination, must be referred to and finally resolved by arbitration in accordance with the rules of the Australian Centre for International Commercial Arbitration (“Rules”). The seat of the arbitration will be Sydney. The tribunal is to consist of one arbitrator appointed in accordance with the Rules. The language of the arbitration is English. By agreeing to conduct the arbitration in accordance with the Rules, the parties are not contracting out of the ‘model law’ for the purpose of section 21 of the International Arbitration Act 1974 (Cwlth). The decision of the arbitrator will be final, binding and incontestable and may be used as a basis for judgment thereon in any jurisdiction in which the parties carry on business including the jurisdiction in which the trade marks are registered, or in which registration has been sought.

14.2	Giving effect to this deed

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this deed.

14.3	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)	other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

14.4	Operation of this document

(a)	Any right that a person may have under this deed is in addition to, and does not replace or limit, any other right that the person may have.

(b)	Any provision of this deed which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this deed enforceable, unless this would materially change the intended effect of this deed.

14.5	Counterparts

This deed may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

14.6	Attorneys

Each person who executes this deed on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

14.7	Priority

To the extent that there is any inconsistency between this Agreement and any other agreement between the parties, this Agreement will take priority to the extent of that inconsistency.

EXECUTED as a deed:

SIGNED for and on behalf of Macquarie Group Services Australia Pty Ltd by its duly authorised attorney under power of attorney dated 30 June, 2024 in the presence of:

/s/ Amelia Newswan
Signature of authorised person

Division Director and Lawyer
Office held

Amelia Newswan
Name of authorised person (block letters)

EXECUTED by

Macquarie Infrastructure Income Opportunities Fund

/s/ Harlan Cherniak
Signature of authorised person

Harlan Cherniak, Chief Executive Officer

/s/ Benjamin Taylor
Signature of authorised person

Benjamin Taylor, Vice President